                                                                     Exhibit 3.1


                            STATE OF DELAWARE PAGE 1

                        OFFICE OF THE SECRETARY OF STATE

         --------------------------------------------------------------




         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "WINDWARD AUTOMOTIVE COMPONENTS INTERNATIONAL, INC.", CHANGING ITS NAME FROM "WINDWARD AUTOMOTIVE COMPONENTS INTERNATIONAL, INC." TO "J. L FRENCH AUTOMOTIVE CASTINGS, INC.", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF MARCH, A.D. 1998, AT 11:15 O'CLOCK A.M.








                                           /s/ Edward Freel
                                           --------------------------------
                                           EDWARD FREEL, SECRETARY OF STATE

2819248           8100                     AUTHENTICATION:           9765829

991208568                                               DATE:       05-25-99

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
               WINDWARD AUTOMOTIVE COMPONENTS INTERNATIONAL, INC.


             WINDWARD AUTOMOTIVE COMPONENTS INTERNATIONAL, INC., a Delaware corporation (the "Corporation"), hereby certifies as follows:


             1. The name of the Corporation is WINDWARD AUTOMOTIVE COMPONENTS INTERNATIONAL, INC. The original Certificate of Incorpora tion of the Corporation was filed with the Secretary of State of the State of Delaware on November 10, 1997 under the name Windward Automotive Components International, Inc. and was amended and restated on January 12,1998.

             2. This Amended and Restated Certificate of Incorporation of WINDWARD AUTOMOTIVE COMPONENTS INTERNATIONAL, INC. further amends and restates the provisions of the Amended and Restated Certificate of Incorporation of the Corporation and was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and by unanimous written consent of the Stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware.

             3. The text of the Amended and Restated Certificate of Incorporation is to read in its entirety as follows:

             FIRST: The name of the corporation is J. L. FRENCH AUTOMOTIVE CASTINGS, INC.

             SECOND: The registered office of the Corporation in the State of Delaware is located at: 1209 Orange Street, in the City of Wilmington, County of New Castle. The registered agent of the Corporation at that address is The Corporation Trust Company.

             THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

             FOURTH: The following provisions are inserted regarding the capital stock of the Corporation:

             A. AUTHORIZED SHARES. The total number of shares which the Corporation is authorized to issue is 453,000 shares. 450,000 shares shall be designated Common Stock, par value $0.000 1 per share (the "COMMON STOCK"), of which 300,000 shares shall be designated Class A Common Stock (the "CLASS A COMMON STOCK"), 75,000 shares shall be designated Class B Common Stock (the "CLASS B COMMON STOCK"), 50,000 shares shall be designated Class C Common Stock (the "CLASS C COMMON STOCK") and 25,000 shares shall be designated Class D Common Stock (the "CLASS D COMMON STOCK"). 3,000 shall be designated Preferred Stock, par value $.0001 per share (the "Preferred Stock"), of which 1,500 shares shall be designated Series A Convertible Preferred Stock (the "SERIES A PREFERRED STOCK"), and 1,500 shares shall be designated Series B Redeemable Preferred Stock (the "Series B Preferred Stock").

             The terms, limitations and relative rights and preferences of the classes and certain series of Common Stock and Preferred Stock of the Corporation are as hereinafter set forth.

             B. POWERS, PREFERENCES AND RIGHTS OF THE COMMON STOCK. The powers, preferences and rights of the Class A Common Stock, the Class B Common Stock, the Class C Common Stock and the Class D Common Stock and the qualifications, limitations or restrictions thereof are as follows:

                   1.    VOTING.

                         (a)   CLASS A COMMON STOCK.  Each share of Class A
Common Stock shall entitle the holder thereof to one (1) vote.

                         (b)   CLASS B COMMON STOCK.  Each share of Class B
Common Stock shall entitle the holder thereof to one (1) vote.

                         (c)   CLASS C COMMON STOCK.  The shares of Class C
Common Stock shall be non-voting shares except to the extent that a class vote is required under the DGCL and except that the consent of the holders of at least a majority of the shares of Class C Common Stock then outstanding shall be necessary to permit, effect or validate (x) the issuance of any series of capital stock of the Corporation, other than the Class A Common Stock, the Class B Common Stock, the Class C Common Stock, the Class D Common Stock, the Series A Preferred Stock or the Series B Preferred Stock which is on a parity with or senior as to liquidation to the Class C Common Stock; or (y) the repeal, amendment or other change in this Amended and Restated Certificate of Incorporation in a manner which would increase or decrease the aggregate number of authorized shares of Class C Common Stock, increase or decrease the par value per share of the Class C Common Stock, or alter or change the powers, preferences or rights of the Class C Common Stock in any adverse respect.

                         (d)   CLASS D COMMON STOCK.  Each share of Class D
Common Stock shall entitle the holder thereof to ten (10) votes.

                   2.    CONVERSION OF SHARES.

                         (a)   CONVERSION OF CLASS B COMMON STOCK.

                         (i) Except as provided in Section 13.2(b) of this Article FOURTH, upon the TRANSFER of any shares of Class B Common Stock to any holder who is subject to, or whose Affiliates (as defined in Regulation Y of the Board of Governors of the Federal Reserve System (12 C.F.R. 225) or any successor to such regulation ("REGULATION T") are subject to the limitation of the Rank Holding Company Act of 1956, as amended, or the International Banking Act of 1978, as amended, (together, the "BANKING REGULATIONS") (such holder shall be hereinafter referred to as a "REGULATED HOLDER"), such Regulated Holder of the Class B Common Stock so transferred shall have the right, but not the obligation, to convert such shares of Class B Common Stock to shares of Class C Common Stock on a one share for one share basis by providing written notice to the Corporation (the "CONVERSION TO NON-VOTING") and each such conversion shall be deemed to have been effected as of the close of business on the date on which such notice has been received.

                         (ii) Upon the Conversion to Non-Voting of the shares of Class B Common Stock pursuant to Section B.2 (a)(i) of this Article FOURTH, (such number of shares so converted are hereinafter referred to as the "Conversion Number") a number of shares of Class B Common Stock, equal to the lesser of (x) the number of outstanding shares of Class B Common Stock held by persons who are not Regulated Holders or (y) the quotient obtained by dividing the Conversion Number by 9 (nine), shall be converted into shares of Class D Common Stock as described in the following sentences. The holder of the shares subject to the Conversion to Non-Voting shall specify in writing to the Corporation the names (and amounts) of any affiliate of such holder (which designated affiliate is permitted by the Banking Regulations to own such shares of Class D Common Stock) whose shares of Class B Common Stock are to be converted into Class D Common Stock pursuant to this clause (ii) which specification shall be approved by each holder of Class B Common Stock specified therein; provided that if such specification is not made or approved, the shares of Class B Common Stock to be converted into Class D Common Stock pursuant to this Section B.2(a)(ii) shall be allocated among all of the holders of Class B Common Stock, other than to any holder of Class B Common Stock who is a Regulated Holder and would be in violation of the Banking Regulations, pro-rata based on their relative ownership of Class B Common Stock.

             (b) CONVERSION OF CLASS C COMMON STOCK. In connection with the occurrence (or the expected occurrence, as described herein) of any of the following events (each such event shall be hereinafter referred to as a "CONVERSION EVENT"):

                         (i) any registered underwritten public offering of common equity securities of the Corporation; or

                         (ii) any sale of securities of the Corporation to a person or group of related persons (such sale being within the meaning of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding any shares of Class C Common Stock being converted and disposed of in connection with such Conversion Event) which possess in the aggregate, the ordinary voting power to elect a majority of the Corporation's directors; or

                         (iii) any sale of securities of the Corporation to a person or group of persons(such sale being within the meaning of the Exchange Act) if, after such sale, such person or group of persons would not in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Corporation; or

                         (iv) a merger, consolidation or similar transaction involving the Corporation if, after such transaction, a person or group of persons in the aggregate would own or control securities of the Corporation which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors (provided that the transaction has been approved by the Board of Directors of the Corporation or a committee thereof and by the holders of a majority of the Common Stock then outstanding (excluding all shares of Class C Common Stock), provided, further, that if such transaction is approved in accordance with the provisions of this Section B.2(b)(iv) of this

       Article FOURTH, then the holders of the Class C Common Stock acknowledge that such transaction will not alter or change the powers, preferences or rights of Class C Common Stock in any adverse manner);

each holder of shares of Class C Common Stock shall be entitled at any time and from time to time to convert into an equal number of shares of Class A Common Stock any of such holder's Class C Common Stock which are being (or are expected to be) distributed, disposed of or sold in connection with such Conversion Event. Each holder of shares of Class C Common Stock shall be entitled to convert its shares of Class C Common Stock in connection with any Conversion Event if such holder reasonably believes that such Conversion Event shall be consummated. A written request for conversion from any holder of Class C Common Stock to the Corporation stating such holder's reasonable belief that a Conversion Event shall occur shall be a conclusive determination thereof and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. If any shares of Class C Common Stack are converted into shares of Class A Common Stock in connection with a Conversion Event and such shares of Class A Common Stock are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of Class A Common Stock shall be promptly converted back into the same number of shares of Class C Common Stock. To the extent that the percentage of Class A Common Stock or Class B Common Stock held by a Regulated Holder is reduced solely as a result of the issuance of additional capital stock of the Corporation, any shares of Class C Common Stock held by such Regulated Holder after giving effect to such issuance may be converted into shares of Class A Common Stock or Class B Common Stock, on a one share for one share basis, provided that the resulting percentage of Class A Common Stock or Class B Common Stock, respectively, held by such Regulated Holder after such issuance and conversion does not exceed the percentage of Class A Common Stock or Class B Common Stock, respectively, held by such Regulated Holder prior to such issuance and conversion. In addition, if, due to a change of law or regulation, a holder of Class C Common Stock is no longer deemed to be a Regulated Holder, any shares of Class C Common Stock held by such holder may be converted into shares of Class A Common Stock or Class B Common Stock on a one share for one share basis.

             (c) CONVERSION OF CLASS D COMMON STOCK. One-ninth of an outstanding share of Class D Common Stock shall automatically, without any further act or deed on the part of the Corporation or any other person, be converted into one ninth of a share of Class A Common Stock or Class B Common Stock respectively, on a one share for one share basis, immediately upon, and concurrently with, the conversion of each share of Class C Common

Stock into a share of Class A Common Stock, pursuant to Section B.2(b) of this Article FOURTH or in accordance with the last sentence thereof, into Class A Common Stock or Class B Common Stock, as the case may be. If, however, any shares or fraction of a share of Class A Common Stock are converted back into the same number of shares or fraction of a share of Class C Stock because such shares or fraction of a share of Class A Common Stock were not actually distributed, disposed of or sold pursuant to a Conversion Event as provided in Section B.2(b) of this Article FOURTH, then any shares or fraction of a share of Class D Common Stock which converted into shares or fraction of a share of Class A Common Stock pursuant to this Section B.2(c) shall be promptly converted back into the same number of shares or fraction of a share of Class D Common Stock. Unless otherwise specified in a writing delivered by the holder of the shares or fraction of a share of Class C Common Stock being converted pursuant to Section B.2(b) of this Article FOURTH, the number of shares or fraction of a share of Class D Common Stock of each holder of Class D Common Stock which shall be converted into a share or fraction of a share of Class A Common Stock or Class B Common Stock pursuant to this Section B.2(c) shall be determined by multiplying the aggregate number of shares or fractions of a share of Class D Common Stock to be converted pursuant to this Section B.2(c) times a fraction, the numerator of which is the number of shares of Class D Common Stock held by such holder, and the denominator of which is the total number of shares of Class D Common Stock outstanding. In addition, shares of Class D Common Stock may be converted into shares of Class A Common Stock, at the option of the holder thereof, at any time or from time to time, on a one share for one share basis.

             (d) CONVERSION OF CLASS B COMMON STOCK. Shares of Class B Common Stock may be converted into shares of Class A Common Stock, at the option of the holder thereof, at any time or from time to time, on a one share for one share basis.

                         (e)   CONVERSION PROCEDURE ISSUANCE OF CERTIFICATES

                         (i) Unless otherwise provided for in connection with a Conversion Event, each conversion of shares of Class C Common Stock into shares of Class A Common Stock or Class B Common Stock pursuant to Section B.2(b) and each conversion of Class B Common Stock into shares of Class A Common Stock pursuant to B.2(d) shall be effected by the surrender of the certificates representing the shares to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Class C Common Stock and Class B Common Stock) at any time during normal business hours, together with a written notice by the holder of such shares of Class C Common Stock or Class B Common Stock stating that such holder desires to convert such shares. Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for such shares of Class A Common Stock or Class B Common Stock are to be issued and shall include instructions for reasonable delivery thereof. Each conversion of Class B Common Stock to Class A Common Stock and, unless otherwise provided for in connection with a Conversion Event, each conversion of Class C Common Stock to Class A Common Stock or Class B Common Stock shall be deemed to have been effected as of the close of business on the date on which such certificates representing such Class B Common Stock or Class C Common Stock have been surrendered and such notice has been received. At such time, the rights of the holder of the surrendered shares of Class B Common Stock or Class C Common Stock as such holder shall cease, and the person in whose name the certificates for the shares of Class A Common Stock or Class B Common Stock will be issued upon such conversion shall be deemed to have become the holder of record of the shares of Class A Common Stock or Class B Common Stock represented thereby. Promptly after the surrender of the certificates and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions, the certificates for the shares of Class A Common Stock or Class B Common Stock issuable upon such conversion, and certificates representing any surrendered shares of Class B Common Stock or Class C Common Stock which were delivered to the Corporation in connection with such conversion but which were not requested to be converted and, therefore, were not converted.

                         (ii) Each conversion of shares of Class B Common Stock into shares of Class C Common Stock or Class D Common Stock pursuant to Section B.2(a) of this Article FOURTH shall be effected by the surrender of the certificates representing the shares of Class B Common Stock to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Class B Common Stock) at any time during normal business hours, together, in the case of the conversion of Class B Common Stock into Class C Common Stock pursuant to Section B.2(a)(i), with a written notice by the holder of such shares of Class B Common Stock stating that such holder desires to convert such shares; PROVIDED, that the conversion of shares of Common Stock from one class to another pursuant to Section B.2(a) of this Article FOURTH shall be deemed effective as provided in Section B.2(a)(i) of this Article FOURTH whether or not the certificates representing such shares indicate the proper class designation.

                         (iii) Each holder of any shares of Class D Common Stock which are automatically converted into shares of Class A Common Stock pursuant to Section B.2(c) of this Article FOURTH shall tender certificates representing such shares to the Corporation promptly for reissuance with the post-conversion class designation; PROVIDED, that the conversion of Class D Common Stock into Class A Common Stock pursuant to Section B.2(c) of this Article FOURTH shall occur automatically and be effective whether or not the certificates, representing such shares indicate the proper class designation.

                         (iv) The issuance of certificates for any class of Common Stock upon conversion from any other class of Common Stock shall be made without charge to the holders of such Common Stock for any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock upon the conversion. The holder, however, shall pay to the Corporation the amount of any tax which is due (or shall establish to the satisfaction of the Corporation the payment thereof or that no such payment is due) if the shares are to be issued in the name other than the name of such holder.

                         (v) The Corporation shall reserve and at all times shall have reserved out of its authorized but unissued Common Stock solely for the purpose of issuance upon the conversion of any shares of Common Stock in accordance with this Section B.2, such number of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock respectively, as may be issuable upon such conversion. All shares of Common Stock issuable upon any conversion pursuant to this Section B.2 shall, when issued, constitute duly and validly issued, fully paid and nonassessable shares of Common Stock. The Corporation shall use its reasonable best effort to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock of the relevant class may be listed (except for official notice of issuance which shall be immediately transmitted by the Corporation upon issuance).

                         (vi) The Corporation shall not close its books against the transfer of Common Stock in any manner which would interfere with the timely conversion of any Common Stock pursuant to this Section
       B.2. The Corporation shall assist and cooperate with any holder of shares of Common Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Common Stock hereunder (including, without limitation, making any filings required to be made by the Corporation).

                   3. DIVIDENDS. Subject to the rights of the holders of Preferred Stock or any other class or series of stock having a preference as to dividends over the Common Stock then outstanding, the holders of Common Stock will be entitled pursuant to receive, to the extent permitted by law, and to share equally and ratably, share for share, to the exclusion of the holders of any and all series of Preferred Stock, such dividends as may be declared from time to time by the Board of Directors. No dividends shall be paid on the Class A Common Stock, the Class B Common Stock, the Class C Common Stock or the Class D Common Stock, whether in cash, property or shares of stock of the Corporation, unless the same dividend shall be payable on each share of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock; PROVIDED that if dividends so declared are payable in shares of Common Stock, dividends will be declared which are payable at the same rate on all series of Common Stock, and the dividends on the Class A Common Stock will be paid in Class A Common Stock, the dividends on the Class B Common Stock will be paid in Class B Common Stock, the Dividends on the Class C Common Stock will be paid in Class C Common Stock and the Dividends on the Class D Common Stock will be paid in Class D Common Stock.

                   4.    OTHER POWERS, PREFERENCES AND RIGHTS.

                         (a)   The Class A Common Stock, the Class B Common
Stock, the Class C Common Stock and the Class D Common Stock are subject to all the powers, preferences and rights of the Preferred Stock as may be stated in this Amended and Restated Certificate of Incorporation of the Corporation.

                         (b)   Except as otherwise required by law or expressly
provided for in this Amended and Restated Certificate of Incorporation, the powers, preferences and rights of the Class A Common Stock, the Class B Common Stock, the Class C Common Stock, and the Class D Common Stock and the qualifications, limitations or restrictions thereof, shall in all respects be identical.
                   5. STOCK ADJUSTMENTS. The Corporation shall not be a party to or effect any merger, consolidation, reorganization, reclassification or recapitalization pursuant to which any Regulated Holder would be required to receive, or which would result in such Regulated Holder owning or controlling any of the following if, and to the extent, it would constitute a violation cf the Banking Regulations: (a) any voting securities which would cause such holder to hold more than 4.999% (or 24.999% in the case of Windward/Merchant, L.P. either alone or in the aggregate with Windward/Merban, L.P. and CS First Boston Merchant Investments 1995/96, L.P.) of the outstanding shares of any Class of voting securities, (b) any securities convertible into voting securities which if such conversion took place would cause such holder to hold more than 4.999% (or 24 999% in the case of Windward/Merchant, L.P. either alone or in the aggregate with Windward/Merban, L.P. and CS First Boston Merchant Investments 1995/96, L.P.) of the outstanding shares of any Class of voting securities other than securities which are specifically provided to be convertible only in the event that such conversion may occur without any violation of Regulation Y or
(c) with Windward/Merchant L.P., Windward/Merban, L.P. and CS First Boston Merchant Investments 1995/96, L.P. in the aggregate more than 24.999% of the total outstanding shares of Common Stock. The term "Class" shall have the meaning determined by reference to Regulation Y and all authoritative interpretations of Regulation Y. In the event of any merger, consolidation, reorganization, reclassification or recapitalization, effective provision shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock that shall be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock, respectively. In case securities or property other than Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section B.5 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property. Subject to the foregoing, the Corporation will not be a party to or effect any merger, consolidation, reorganization, reclassification or recapitalization which the holders of any class of Common Stock or any Regulated Holder of shares of any class of Common Stock is treated adversely relative to the other holders of Common Stock.

                   6. LIQUIDATION. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or otherwise, after payment shall have been made to the holders of any Preferred Stock, the holders of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock shall be entitled to share ratably according to the number of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock held by them in the remaining assets of the Corporation available for distribution to its stockholders.

                   7. DESIGNATION OF ADDITIONAL SHARES OF CLASS A COMMON STOCK, CLASS B COMMON STOCK, CLASS C COMMON STOCK AND CLASS D COMMON STOCK.

                         (a) The Board of Directors of the Corporation is
expressly authorized at any time, and from time to time, to provide for the issuance of Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock, at any time, and from time to time, from shares of Common Stock not previously designated as to class as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors.

                         (b) Each share of Common Stock is issued by the
Corporation, if reacquired by the Corporation (whether by repurchase or other means, including conversion by the holder thereof), shall, except to the extent prohibited by the DGCL, upon such reacquisition resume the status of authorized and unissued shares of Common Stock, undesignated as to class and available for designation and issuance by the Corporation in accordance with paragraph (a) of this Section B.7.

             C. POWERS, PREFERENCES AND RIGHTS OF THE SERIES A PREFERRED STOCK. The powers, preferences and rights of the Series A Preferred Stock, and the qualifications, limitations or restrictions thereof, are as follows:

                   1. RANK. The Series A Preferred Stock shall, with respect to dividend rights and rights of liquidation, winding up and dissolution, rank (i) on a party with the Series B Preferred Stock and (ii) senior to all other equity securities of the Corporation, including all classes of the Corporation's Common Stock and all subsequently issued preferred stock of the Corporation (all of such equity securities of the Corporation to which the Series A Preferred Stock and the Series B Preferred Stock rank senior, including, without limitation, the Common Stock, are collectively referred to herein as the "JUNIOR SECURITIES").

                   2.    DIVIDENDS.

                         (a) The holders of shares of Series A Preferred Stock
will be entitled to receive dividends at the per share rate of $700.00 per annum per share. Such dividends shall be cumulative from the date commencing on the day after the last Dividend Payment Date (as defined below) with respect to the Series A Preferred Stock of French Holdings, Inc. on which dividends were paid prior to the effective time (the "Effective Time") of the merger between French Acquisition Corp. and French Holdings, Inc. (the "Last Dividend Payment Date"), and shall be payable, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, in cash, at the per share rate of $700.00 per annum, or $175 .00 per quarter for each of the quarterly periods ending on the last day of March, June, September and December of each year (each a "Dividend Payment Date"), and no more, payable in arrears on each succeeding April 1, July 1, October I and January 1, respectively; PROVIDED that: (i) if any such payment date is not a Business Day then such dividend shall be payable on the next Business Day, and (ii) accumulated and unpaid dividends for any prior quarterly period may be paid at any time. The term "BUSINESS DAY" whenever used herein with reference to the Preferred Stock means a day other than a Saturday, Sunday or day on which banking institutions in New York or Wisconsin are authorized or required to remain closed. Such dividends shall accrue and be cumulative from the Last Dividend Payment Date, whether or not there are funds legally available for the payment of dividends on any Dividend Payment Date. Each such dividend shall be paid to the holders of record of the shares of Series A Preferred Stock as they appear on the share register of the Corporation on such record date, not more than 60 days nor less than 10 days preceding the Dividend Payment Date, as shall be fixed by the Board of Directors or a duly authorized committee thereof.

                         (b) If dividends are not paid in full, or declared in
full and sums set apart for the payment thereof, upon the shares of Series A Preferred Stock and Series B Preferred Stock, all dividends declared upon shares of Series A Preferred Stock and shares of Series B Preferred Stock shall be paid or declared pro rata so that in all cases the amount of dividends paid or declared per share on the Series A Preferred Stock and the Series B Preferred Stock shall bear to each other the same ratio that unpaid accumulated dividends per share, including dividends accrued or in arrears, if any, on the shares of Series A Preferred Stock and the shares of Series B Preferred Stock bear to each other. Unless and until full cumulative dividends on the shares of Series A Preferred Stock in respect of all past quarterly dividend periods have been paid, and the full amount of dividends on the shares of Series A Preferred Stock in respect of the then current quarterly dividend period shall have been or are contemporaneously declared in full and sums set aside for the payment thereof,
(i) no dividends shall be paid or declared and set aside for payment or other distribution made upon any of the Junior Securities, other than in shares of, or warrants or rights to acquire, Junior Securities; and (ii) no shares of Junior Securities or Series B Preferred Stock shall be redeemed, retired, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Corporation or any subsidiary of the Corporation (except by conversion into or exchange for shares of Junior Securities or pursuant to a Management Repurchase Note delivered in accordance with the provisions of the Stockholders Agreement or an Outside Director/Employee Stockholder Agreement). Holders of shares of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or shares of capital stock, in excess of full accrued and cumulative dividends as herein provided. No interest or sum of Money in lieu of interest shall be payable in respect of any dividend payment or payments on the shares of Series A Preferred Stock, that may be in arrears.

             The terms "accrued dividends," "dividends accrued" and "dividends arrears," whenever used herein with reference to shares of Preferred Stock shall be deemed to mean an amount which shall be equal to dividends thereon at the annual dividend rates per share for the respective series from the date or dates on which such dividends commence to accrue to the end of the then current quarterly dividend period for such Preferred Stock (or, in the case of redemption, to the date of redemption), whether or not earned or declared and whether or not assets for the Corporation are legally available therefor, less the amount of all such dividends paid, or declared in full and sums set aside for the payment thereof, upon such shares of Preferred Stock.

                         (c) Dividends payable on the shares of Series A
Preferred Stock for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

                   3.    OPTIONAL REDEMPTION AND MANDATORY REDEMPTION.

                         (a) The shares of Series A Preferred Stock are
redeemable in cash at the option of the Corporation by resolution of its Board of Directors, in whole or from time to time in part:

                         (i) at any time upon giving notice as provided in Section C.3(e) of this Article FOURTH, provided that the holders of a majority of the outstanding shares of Series A Preferred Stock consent to such redemption, at a redemption price equal to the sum of (A) $10,000 for each share of Series A Preferred Stock called for redemption plus (B) all dividends accrued and unpaid on the shares of Series A Preferred Stock up to the date fixed for redemption, (such price, plus such dividends accrued and unpaid, shall be hereinafter referred to as the "SERIES A PREFERRED REDEMPTION PRICE"); or

                         (ii) at any time on or after April 2, 2001 at the Series A Preferred Redemption Price, upon giving notice as provided in Section C.3(e) of this Article FOURTH.

                         (b) To the extent any shares of Series A Preferred
Stock have not been redeemed pursuant to Section C.3(a) of this Article FOURTH by April 2,2006 (the "SERIES A PREFERRED MANDATORY REDEMPTION DATE"), the Corporation shall, on the Series A Preferred Mandatory Redemption Date, redeem all shares of Series A Preferred Stock then outstanding at the Series A Preferred Redemption Price. The Series A Preferred Redemption Price shall be payable in cash.

                         (c) If, for any reason, the Corporation shall fail to
discharge its mandatory redemption obligations pursuant to Section C.3(b) of this Article FOURTH, such purchase obligations shall be discharged as soon as the Corporation is able to discharge such obligations. If and so long as any mandatory redemption obligations with respect to the shares of the Series A Preferred Stock shall not be fully discharged, the Corporation shall not, directly or indirectly:

                         (i) declare or pay any dividend on any Junior Securities or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of, or purchase, redeem or retire, any Junior Securities, make any distribution in respect of Junior Securities, either directly or indirectly and whether in cash or property or in obligations or shares of the Corporation (other than in Junior Securities); or

                         (ii) purchase or redeem (except in either case for consideration payable in Junior Securities) any Junior Securities then outstanding.

             Dividends shall continue to accrue on a cumulative basis with respect to any shares of Series A Preferred Stock subject to a mandatory redemption obligation that has not been discharged by the Corporation pursuant to Section C.3(b) of this Article FOURTH.

                         (d) If less than all of the outstanding shares of
Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors, and the shares to be redeemed shall be determined pro rata or by lot or in such other manner and subject to such regulations as the Board of Directors in its sole discretion shall prescribe.

                         (e) At least 10 days but not more than 60 days prior to
the date fixed for any optional redemption of shares of Series A Preferred Stock pursuant to Section C.3(a) of this Article FOURTH or the Series A Preferred Mandatory Redemption Date (such date for optional redemption together with the Series A Preferred Mandatory Redemption Date shall be hereinafter referred to as the "SERIES A PREFERRED REDEMPTION DATE"), a written notice shall be mailed to each holder of record of shares of Series A Preferred Stock to be redeemed in a postage prepaid envelope addressed to such holder at such holder's post office address as shown on the records of the Corporation, notifying such holder of the Series A Preferred Mandatory Redemption Date or the election of the Corporation to redeem such shares, stating the date fixed for redemption thereof, specifying the Series A Preferred Redemption Price and the then effective conversion rate, and calling upon such holder to surrender to the Corporation on the Series A Preferred Redemption Date at the place designated in such notice and the certificate or certificates representing the number of shares specified in such notice of redemption. On or after the Series A Preferred Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed shall surrender the certificate or certificates for such shares to the Corporation at the place designated in such notice, and against such surrender the Series A Preferred Redemption Price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                         (f) If a notice of redemption has been given pursuant
to Section C.3(e) of this Article FOURTH and any holder of shares of Series A Preferred Stock shall, prior to the close of business on the last Business Day preceding the Series A Preferred Redemption Date, give written notice to the Corporation pursuant to Section C.6 of this Article FOURTH of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, a duly executed notice of election to convert and instruments of transfer and such taxes, stamps, funds or other evidence of payment, as required by Section C.6 of this Article FOURTH), then such redemption shall not become effective as to such shares to be converted, such conversion shall become effective as provided in Section C.6 of this Article FOURTH and any monies deposited or set aside by the Corporation for the redemption of such shares of converted Series A Preferred Stock shall revert to the general funds of the Corporation.

                         (g) From and after the Series A Preferred Redemption
Date (unless default shall be made by the Corporation in payment in full of the Series A Preferred Redemption Price), all dividends on the shares of Series A Preferred Stock designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the Series A Preferred Redemption Price of such shares (including all accrued and unpaid dividends up to the Series A Preferred Redemption Date) upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation and shall not be deemed to be outstanding for any purpose whatsoever.

                         (h) Shares of Series A Preferred Stock redeemed,
repurchased or retired pursuant to the provisions of this Section C.3 or surrendered to the Corporation upon conversion shall thereupon be retired and may not be reissued.

                   4. VOTING RIGHTS. Except as otherwise provided in Section C.7 of this Article FOURTH or as required under the DGCL, the holders of shares of Series A Preferred Stock shall not be entitled to vote on any matter submitted to a vote of stockholders of the Corporation. Any vote expressly required by Section C.7 of this Article FOURTH or by the DGCL may be given in person or by proxy, either in writing without a meeting or by vote at any meeting called for such purpose.

                    5. LIQUIDATION RIGHTS.

                         (a) In the event of any liquidation, dissolution or
winding up of the affairs of the Corporation, whether voluntary or otherwise, the holders of shares of Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, in cash, the amount of $10,000 for each share of Series A Preferred Stock, plus an amount equal to all dividends accrued and unpaid on each such share up to the date fixed for distribution, before any distribution shall be made to the holders of shares of Junior Securities. If upon any liquidation, dissolution or winding up of the Corporation, the assets distributable among the holders of shares of Series A Preferred Stock and the shares of Series B Preferred Stock are insufficient to permit the payment in full to the holders of all such shares of all preferential amounts payable to such holders, then the entire assets of the Corporation so distributable shall be distributed ratably among the holders of the shares of Series A Preferred Stock and the shares of Series B Preferred Stock in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

                         (b) The holder of any shares of Series A Preferred
Stock shall not be entitled to receive any payment owed for such shares under this Section C.5 until such holder shall cause to be delivered to the Corporation (i) the certificate(s) such shares and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to surrender such shares to the Corporation free of any adverse interest.

                         (c) After the payment of the full preferential amounts
provided for herein to the holders of shares of Series A Preferred Stock such holders shall not be entitled to any other or further participation in the distribution of the assets of the Corporation.

                   6.    CONVERSION.

                         (a) OPTIONAL CONVERSION. Each share of Series A
Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share into: (i) 2.26372 fully paid and nonassessable shares of Class A Common Stock, or, if such share of Series A Preferred Stock is held by a Regulated Holder, 2.26372 fully paid and nonassessable shares of Class 13 Common Stock, as the case may be (in each case, the "Common Stock Conversion Shares"), and (ii) one fully paid and nonassessable share of Series B Preferred Stock (the "Series B Conversion Shares"). However, the Common Stock Conversion Shares and the Series B Conversion Shares shall be subject to adjustment from time to time in accordance with Section C.6(d) of this Article FOURTH.

                         (b) AUTOMATIC CONVERSION. Each share of Series A
Preferred Stock shall automatically convert into shares of fully paid and nonassessable Class A Common Stock or Class B Common Stock, as applicable, and Series B Preferred Stock, without any further action required on the part of the holder thereof, either:

                         (i) immediately prior to the closing of the Corporation's initial underwritten public offering pursuant to a Registration Statement filed with and declared effective by the Securities Exchange Commission under the Securities Act of 1933 (the "Securities Act"), which is an IPO Event; or

                         (ii) any consolidation or merger to which the Corporation is a party other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock or Series A Preferred Stock; or(

                         (iii) any sale or conveyance of all or substantially all of the property or business of the Corporation as an entirety (including, in the case of any of the foregoing events, any statutory exchange of securities with another corporation.

              The number of shares of Class A Common Stock or Class B Common Stock, as applicable, issuable upon such automatic conversion of a share of Series A Preferred Stock shall be equal to the Common Stock Conversion Shares as in effect at such time and the number of shares of Series B Preferred Stock shall be equal to the Series B Conversion Shares as in effect at such time.

                         (c) MECHANICS OF CONVERSION. Before any holder of
Series A Preferred Stock shall be entitled to convert the same into shares of Class A Common Stock or Class B Common Stock, as applicable, and Series B Preferred Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for Series A Preferred Stock and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate off ice of the election to convert the same, and shall state therein the name or names in which the certificate or certificates for shares of Class A Common Stock or Class B Common Stock, as applicable, and Series B Preferred Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificate for the number of shares of Class A Common Stock or Class B Common Stock, as the case may be, and Series B Preferred Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Class A Common Stock or Class B Common Stock, as applicable, and Series B Preferred Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock or Class B Common Stock, as applicable, and Series B Preferred Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person converting such Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities and the person(s) entitled to receive the Class A Common Stock or Class B Common Stock, as applicable, and Series B Preferred Stock issuable upon such conversion of Series A Preferred Stock shall not be deemed to be record holders of such Class A Common Stock or Class B Common Stock and Series B Preferred Stock until immediately prior to the closing of such sale of securities. No payment or adjustment shall be made on conversion for any dividends payable on the Class A Common Stock or Class B Common Stock, as the case may be, delivered on conversion. Effective as of any conversion, the Corporation shall be excused from paying any dividends on the shares converted, except for any dividends accrued and unpaid through the day of conversion.

                         (d)   ANTIDILUTION PROVISIONS.  The Common Stock
Conversion Shares and the Series B Conversion Shares shall be subject to adjustment from time to time as follows:

                         (i) STOCK DIVIDENDS; STOCK SPLITS; REVERSE STOCK SPLITS; RECLASSIFICATIONS. In case the Corporation shall (A) pay a dividend or make any other distribution with respect to its Class A Common Stock or Class B Common Stock in shares of its capital stock, (B) subdivide its outstanding Class A Common Stock or Class B Common Stock,
       (C) combine its outstanding Class A Common Stock or Class B Common Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Class A Common Stock or Class B Common Stock (including any such reclassification in connection with a merger consolidation or other business combination in which the Corporation is the continuing corporation) then the Common Stock Conversion Shares issuable upon conversion of a share of Series A Preferred Stock immediately prior to the record date for such dividend or distribution or the effective date of such subdivision or combination shall be adjusted so that the holder of a share of Series A Preferred Stock shall thereafter be entitled to receive the kind and number of shares of Class A Common Stock or Class B Common Stock, as applicable, or other securities of the Corporation that shareholder would have owned or have been entitled to receive after the happening of any of the events described above, had such share of Series A Preferred Stock been converted immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section
       C.6 (d)(i) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                         (ii)  RIGHTS; OPTIONS; WARRANTS.

                         (A) In case the Corporation shall issue rights, options, warrants or convertible or exchangeable securities (other than a convertible or exchangeable security subject to Section C.6(d)(i) of this Article FOURTH) to all holders of its Common Stock, entitling them to subscribe for or purchase shares of Common Stock at a price per share of Common Stock that is lower (at the close of business on the Business Day immediately prior to the record date for such issuance) than the Current Market Value per share of Class A Common Stock or

       Class B Common Stock, as applicable, then the Common Stock Conversion Shares thereafter issuable upon the conversion of a share of Series A Preferred Stock shall be determined by multiplying the Common Stock Conversion Shares theretofore issuable upon the conversion of a share of Series A Preferred Stock by a fraction, of which the numerator shall be the number of shares of Common Stock Outstanding on a Fully Diluted Basis on the date of issuance of such rights, options, warrants or convertible or exchangeable securities, plus the number of additional shares of Common Stock to be issued upon exercise, conversion or exchange of such rights, options, warrants or convertible or exchangeable securities and of which the denominator shall be the number of shares of Common Stock Outstanding on a Fully Diluted Basis on the date of issuance of such rights, options, warrants or convertible or exchangeable securities, plus the number of shares of Common Stock which the aggregate consideration to be received by the Corporation in connection with such issuance would purchase at the then Current Market Value per share of Class A Common Stock or Class B Common Stock, as applicable.

                         (B) For purposes of this Section C.6(d)(ii), the consideration received by the Corporation in connection with the issuance of rights, options, warrants or convertible or exchangeable securities shall be deemed to be the consideration received by the Corporation for such rights, options, warrants or convertible or exchangeable securities, plus the consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby.

                         (C) Any adjustment pursuant to this Section C.6(d)(ii) shall be made whenever any such rights, options, warrants or convertible or exchangeable securities are issued, but shall also become effective retroactively in respect of conversions made between the record dates for the determination of stockholders entitled to receive such rights, options, warrants or convertible or exchangeable securities and the date such rights, options, warrants or convertible or exchangeable securities are issued.

                         (D) For purposes of adjustments under this Section C.6(d)(ii), if the Corporation shall issue rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Class A Common Stock or Class B

       Common Stock" and the "consideration" receivable by or payable to the Corporation for purposes of the first sentence of this Section C.6(d)(ii), the Board of Directors of the Corporation shall determine, in good faith, the fair value of such property. In case the Corporation shall issue rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, together with one or more other securities as part of a unit at a price per unit, then in determining the "price per share of Class A Common Stock or Class B Common Stock", as applicable, and the "consideration" receivable by or payable to the Corporation for purposes of the first sentence of this Section C.6(d)(ii), the Board of Directors of the Corporation shall determine, in good faith., the fair value of the right, options, warrants or convertible or exchangeable securities then being sold as pan of such unit.

                         (iii)  ISSUANCE OF COMMON STOCK AT LOWER VALUES.

                         (A) In case the Corporation shall, in a transaction in which Section C.6(d)(ii) of this Article FOURTH is inapplicable, issue or sell shares of Common Stock or rights, options (other than options issued pursuant to the J. L. French Automotive Castings, Inc. 1998 Performance Stock Option Plan, the J. L. French Automotive Castings, Inc. 1998 Stock Option Plan and any other option plan adopted by the Board of Directors after the date hereof for employees), warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock at a price per share of Common Stock that is lower than the then Current Market Value per share of the Class A Common Stock or Class B Common Stock, as the case may be, in effect immediately prior to such sale or issuance, then the Common Stock Conversion Shares thereafter issuable upon the conversion of a share of Series A Preferred Stock shall be determined by multiplying the Common Stock Conversion Shares theretofore issuable upon the conversion of a share of Series A Preferred Stock by a fraction, of which the numerator shall be the number of shares of Common Stock Outstanding on a Fully Diluted Basis on the date of issuance of such shares of Common Stock or rights, options, warrants or convertible or exchangeable securities, plus the number of additional shares of Common Stock offered for subscription or purchase or to be issued upon exercise, conversion or exchange of such rights, options, warrants or convertible or exchangeable securities and of which the denominator shall be the number of shares of Common Stock Outstanding on a Fully Diluted Basis on the date of issuance of such shares of Common Stock or rights, options, warrants or convertible or exchangeable securities, plus the number of shares of Common Stock which the aggregate consideration to be received by the Corporation in connection with such issuance would purchase at the then Current Market Value per share of Class A Common Stock or Class B Common Stock, as applicable.

                         (B) For purposes of such adjustments under this Section C.6(d)(ii), the shares of Common Stock which the holder of any such rights, options, warrant or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of the sale and issuance of the rights, warrants or convertible or exchangeable securities and the consideration received by the Corporation therefor shall be deemed to be the consideration received by the Corporation for such rights, options, warrants or convertible or exchangeable securities, plus the consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby.

                         (C) In case the Corporation shall issue and sell shares of Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Class A Common Stock or Class B Common Stock", as applicable, and the "consideration" receivable by or payable to the Corporation for purposes of the first sentence, of this Section C.6(d)(iii), the Board of Directors of the Corporation shall determine, in good faith, the fair value of such property. In case the Corporation shall issue and sell rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, together with one or more other securities as part of a unit at a price per unit, then in determining the "price per share of Class A Common Stock or Class B Common Stock", as applicable, and the "consideration" receivable by or payable to the Corporation for purposes of the first sentence of this Section C.6(d)(iii), the Board of Directors of the Corporation shall determine, in good faith, the fair value of the rights, options, warrants or convertible or exchangeable securities then being sold as part of such unit.

                         (iv) DISTRIBUTIONS OF CASH, DEBT ASSETS, SUBSCRIPTION RIGHTS OR CONVERTIBLE SECURITIES.

                         (A) In case the Corporation shall fix a record date for the making of a distribution to all holders of shares of its Common Stock of cash, evidences of indebtedness of the Corporation, assets or securities (excluding those referred to in Section C.6(d)(ii) of this Article FOURTH and excluding cash dividends which are not Extraordinary Dividends) (any such cash, evidences of indebtedness, assets or securities, the "Assets or Securities"), then, at the election of the Corporation, either (I) the Common Stock Conversion Shares theretofore issuable after such record date upon conversion of a share of Series A Preferred Stock shall be adjusted by multiplying the Common Stock Conversion Shares theretofore issuable upon the conversion of a share of Series A Preferred Stock immediately prior to such record date by a fraction, the numerator of which shall be the then Current Market Value per share of Class A Common Stock or Class B Common Stock, as applicable, at the close of business on the Business Day immediately prior to the record date for such distribution and the denominator of which shall be the then Current Market Value per share of Class A Common Stock or Class B Common Stock, as applicable, at the close of business on the Business Day immediately prior to the record date for such distribution less an amount equal to the then fair value (as determined by the Board of Directors of the Corporation acting in good faith) of the Assets or Securities applicable to one share of Class A Common Stock or Class B Common Stock, as applicable, or (II) adequate provision shall be made so that in the event of a conversion of a share of Series A Preferred Stock the Holder of the Series A Preferred Stock shall have the right to receive, in addition to Common Stock Conversion Shares, at the election of the Corporation, either (A) the Assets or Securities to which such holder would have been entitled as a holder of Class A Common Stock or Class B Common Stock, as applicable, if such holder had converted such holder's share of Series A Preferred Stock immediately prior to the record date for such distribution or (B) the cash equivalent of such Assets or Securities.

                         (B) If the Corporation elects to adjust the number of Common Stock Conversion Shares issuable upon the conversion of a share of Series A Preferred Stock pursuant to Section C.6(d)(iv)(A)(I) of this Article FOURTH, such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution; PROVIDED that the Corporation shall deliver to any holder that converts a share of Series A Preferred Stock after any such record date, but prior to the related distribution, a due bill or other appropriate instrument evidencing such holder's right to receive such distribution upon its occurrence.

                         (C) Notwithstanding the foregoing, the Corporation shall not elect the adjustment provided for in Section C.6(d)(iv)(A)(I) of this Article FOURTH if the then fair value (as determined by the Board of Directors of the Corporation acting in good faith) of the Assets or Securities applicable to one share of Common Stock is equal to or greater than the then Current Market Value per share of Class A Common Stock or Class B Common Stock, as applicable, at the close of business on the Business Day immediately prior to the record date for such distribution.

                         (v) EXPIRATION OF RIGHTS, OPTIONS AND CONVERSION PRIVILEGES. Upon the expiration of any rights, options, warrants or conversion or exchange privileges that have previously resulted in an adjustment hereunder, if any thereof shall not have been exercised, the Common Stock Conversion Shares issuable upon the conversion of a share of Series A Preferred Stock shall, upon such expiration, be readjusted and shall thereafter, upon any future conversion, be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case maybe) as if (A) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise plus the consideration, if any, actually received by the Corporation for issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; PROVIDED that no such readjustment shall have the effect of decreasing the Common Stock Conversion Shares by a number, in excess of the number of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

                         (vi) NO ADJUSTMENT FOR ORDINARY DIVIDENDS. Except as otherwise provided in this Section C.6(d), no adjustment in respect of any ordinary dividends declared and paid on Common Stock, or on any other capital stock of the Corporation, shall be made to the Common Stock Conversion Shares.

                         (vii) DE MINIMIS ADJUSTMENTS. Except as provided in Section C.6(d)(iii) of this Article FOURTH with reference to adjustments required by such Section C.6(d)(iii) of this Article FOURTH, no adjustment in the shares of Common Stock Conversion Shares issuable hereunder shall be required unless cumulative adjustments would require an increase or decrease of at least one percent (1%) in the number of shares of Class A Common Stock or Class B Common Stock, as applicable, issuable upon the conversion of a share of Series A Preferred Stock; PROVIDED that any adjustments which by reason of this Section C.6(d)(vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made and rounded to the nearest one-thousandth of a share (with calculations of five ten-thousandth and above rounded up, and calculations less than five ten-thousandth rounded down).

                         (viii) OTHER ADJUSTMENTS. In the event that at any time, as a result of an adjustment made pursuant to this Section C.6(d), the registered holders of the Series A Preferred Stock shall become entitled to receive any securities of the Corporation other than shares of Class A Common Stock or Class B Common Stock, as applicable, thereafter the number of such other securities so receivable upon the conversion of a share of Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Class A Common Stock or Class B Common Stock, as applicable, contained in this Section C.6(d).

                         (ix) OTHER DILUTIVE EVENTS. In case any event shall occur as to which the other provisions of this Section C.6(d) are not strictly applicable but the failure to make any adjustment would not fairly protect the conversion rights of the Series A Preferred Stock in accordance with the essential intent and principles of this Section C.6(d), then, in each such case, the Corporation shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Corporation),which shall give their opinion upon the adjustment, if any, on a basis consis tent with the essential intent and principles established in this Section C.6(d), necessary to preserve, without dilution, the conversion rights of this Section C.6(d). Upon receipt of such opinion, the Corporation will promptly mail a copy thereof to each record holder of Series A Preferred Stock and shall make the adjustments described therein.

                         (e) NO IMPAIRMENT. Corporation will not, by amendment
of its Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section C.6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Preferred Stock against impairment.

                         (f) FRACTIONAL SHARES, CERTIFICATES AS TO ADJUSTMENTS.
Prior to an IPO Event, fractional shares of Class A Common Stock or Class B Common Stock, as applicable, and Series B Preferred Stock may be issued upon conversion of shares of Series A Preferred Stock. After an IPO Event, no fractional shares shall be issued upon conversion of shares of Series A Preferred Stock. After an IPO Event, if one or more shares of Series A Preferred Stock shall be presented for conversion at the same time by the same stockholder, the number of full shares of Class A Common Stock or Class B Common Stock, as applicable, and Series B Preferred Stock which shall be issuable upon the conversion thereof shall be computed on the basis of the aggregate number of shares of Class A Common Stock or Class B Common Stock, as applicable, and Series B Preferred Stock to be issued upon conversion of the Series A Preferred Stock so presented. If any fraction of shares of Class A Common Stock or Class B Common Stock, as applicable, or Series B Preferred Stock would, except for the provisions of this Section C.6(f), be issuable on the conversion of shares of Series A Preferred Stock, the Corporation shall pay an amount in cash equal to the Current Market Value of one share of the Class A Common Stock or Class B Common Stock, as applicable, or one share of Series B Preferred Stock, as the case may be, on the Business Day immediately preceding the date the share of Series A Preferred Stock is presented for conversion multiplied by such fraction. Upon the occurrence of each adjustment or readjustment of the Common Stock Conversion Shares pursuant to this Section C.6, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of shares of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Common Stock Conversion Shares and Preferred Stock Conversion Shares at the time in effect, and (iii) the number of shares of Class A Common Stock or Class B Common Stock, as applicable, and Series B Preferred Stock and the amount, if any, of other property which at the time would be received upon the conversion of shares of Series A Preferred Stock.

                         (g) NOTICES OF RECORD DATE. In the event that the
Corporation shall propose at any time:

                         (i) to declare any dividend or distribution upon its Common Stock, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                         (ii) to offer for subscription pro rata to the holder of any class or series of its stock any additional shares of stock of any class or series or other rights;

                         (iii) to effect any reclassification or
       recapitalization of its Common Stock outstanding involving a change in the Common Stock;

                         (iv) to merge or consolidate with or into any other corporation or other entity or person, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up; or

                         (v) any firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Class A Common Stock for the account of the Corporation;

then, in connection with each such event, the Corporation shall send to the holder of Series A Preferred Stock:

                         (A) at least twenty days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

                         (B) in the case of the matters referred to in (iii),
       (iv) and (v) above, at least twenty days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon the occurrence of such event).

                   Each written notice shall be delivered personally or given by United States mail, return receipt requested, postage prepaid, addressed to the holders of Series A Preferred Stock at the address for each such holder as shown on the books of the Corporation.

                         (h) TRANSFER TAXES. If a holder converts shares of
Series A Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Class A Common Stock or Class B Common Stock, as applicable, and Series B Preferred Stock upon the conversion. The holder, however, shall pay to the Corporation the amount of any tax which is due (or shall establish to the satisfaction of the Corporation the payment thereof or that no such payment is due) if the shares are to be issued in a name other than the name of such holder.

                         (i) RESERVATION OF SHARES. The Corporation shall
reserve and shall at all times have reserved out of its authorized but unissued shares of Class A Common Stock, Class D Common Stock and Series B Preferred Stock, solely for the purpose of effecting the conversion of Series A Preferred Stock, enough shares of Class A Common Stock, Class B Common Stock and Series B Preferred Stock to permit the conversion of the then outstanding shares of Series A Preferred Stock. All shares of Class A Common Stock or Class B Common Stock, as applicable, and Series B Preferred Stock which may be issued upon conversion of shares of Series A Preferred Stock shall be validly issued, fully paid and nonassessable. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized number of shares of Class A Common Stock, Class B Common Stock or Series B Preferred Stock if at any time the number of shares of Class A Common Stock, Class B Common Stock or Series B Preferred Stock, as the case may be, authorized but not outstanding shall not be sufficient to permit conversion of all then-outstanding shares of Series A Preferred Stock. In order that the Corporation may issue shares of Class A Common Stock or Class B Common Stock, as applicable, and Series B Preferred Stock upon conversion of shares of Series A Preferred Stock, the Corporation shall use its reasonable best effort to assure that all such shares of Class A Common Stock, Class B Common Stock and Series B Preferred Stock may be so issued without violation of any applicable law or governmental regulations or any requirements of any domestic securities exchange upon which shares of Common Stock or Preferred Stock of the relevant series may be listed (except for official notice of issuance which shall be immediately transmitted by the corporation upon issuance).

                         (j) In the event that as a result of an adjustment made
pursuant to Section C.6(c)(viii) of this Article FOURTH, the holder of any shares of Series A Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than shares of Class A Common Stock or Class B Common Stock, thereafter the number of such other shares so receivable upon conversion of any shares of Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Class A Common Stock and Class B Common Stock contained in this Section C.6.

                         (k) In the event that there are any stock dividends,
stock splits, reverse stock splits, reclassifications or similar transactions to the Series B Preferred Stock, the Series B Conversion Shares shall be appropriately adjusted to reflect such stock dividend, stock split, reverse stock split reclassification or similar transaction.

                   7. LIMITATIONS. In addition to any other rights provided by applicable law, so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote, or the written consent as provided by law, of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting separately as a class,

                         (a) create, authorize or issue any class or series of
Preferred Stock or any other class of capital stock ranking either as to payment of dividends or distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with, or having preference or priority over, the Series A Preferred Stock (other than the Series B Preferred Stock), or

                         (b) change the powers, preferences or rights with
respect to the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely; PROVIDED, HOWEVER, any vote which would adversely affect the amount or timing of the payment of dividends on the Series A Preferred Stock, the amount or timing of the payment of the Series A Redemption Price, any amounts paid pursuant to Section C.5 of this Article FOURTH, the computation of the Series A Conversion Shares or the computation of the Series B Conversion Shares would require the affirmative vote of the holders of all of the outstanding shares of Series A Preferred Stock; and PROVIDED, FURTHER, (except as otherwise required by applicable law) nothing herein contained shall require such a vote or consent in connection with (i) any increase in the total number of authorized shares of Common Stock, or (ii) the authorization or increase of any class or series of shares ranking, as to dividends and in liquidation, dissolution or winding up of the affairs of the Corporation, junior to the Series A Preferred Stock; PROVIDED that no such vote or written consent of the holders of the shares of Series A Preferred Stock shall be required if, at or prior to the time when the issuance of any such shares ranking on a parity with, or having preference or priority over, the Series A Preferred Stock is to be made or any such change is to take effect, as the case may be, provision is made for the redemption of all the then outstanding shares of Series A Preferred Stock.

                   8. DIVIDEND RECEIVED DEDUCTION. For federal income tax purposes, the Corporation shall report distributions on the Series A Preferred Stock as dividends, to the extent of the Corporation's current and accumulated earnings and profits (as determined for federal income tax purposes). In addition, the Corporation covenants not to take any action voluntarily which could reasonably be expected to cause dividends on the Series A Preferred Stock to fail to be eligible for the dividend received deduction pursuant to Section 243 of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

                   9. CERTAIN DEFINITIONS. The following terms shall have the meanings ascribed to them below:

             "BUSINESS DAY" means any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York or Wisconsin are authorized or required by law to remain closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

             "CURRENT MARKET VALUE" means on any date specified herein, the amount per share of the Class A Common Stock or Class B Common Stock, as applicable, equal to (a) the last sale price of such Class A Common Stock or Class B Common Stock, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which such Class A Common Stock or Class B Common Stock, as applicable, is then listed or admitted to trading or (b) if such Class A Common Stock or Class B Common Stock, as applicable, is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Common Stock on such date, or (c) if there shall have been no trading on such date or if the Class A Common Stock or B Common Stock, as applicable, is not so designated, the average of the closing bid and asked price of the Class A Common Stock or Class B Common Stock as applicable, on such date as shown by the NASD automated quotation system, or (d) if such Class A Common Stock or Class B Common Stock, as applicable, is not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market, the Fair Market Value (as defined in the Stockholders Agreement). Any determination made in good faith by the Corporation's Board of Directors as to the Current Market Value of the Class A Common Stock or Class E Common Stock shall be binding on the Corporation and all Holders.

             "OUTSIDE DIRECTOR/EMPLOYEE STOCKHOLDER AGREEMENT" has the meaning specified in the Stockholders Agreement.

             "EXTRAORDINARY DIVIDEND" means any dividend or other distribution of cash or other property (other than Common Stock) made with respect to Common Stock which the Board of Directors declare generally to be other than an ordinary dividend.

              "IPO EVENT" has the meaning specified in the Stockholders
Agreement.

             "MANAGEMENT REPURCHASE NOTE" has the meaning specified in the Stockholders Agreement.

             "NASD" means The National Association of Securities Dealers.

             "OUTSTANDING ON A FULLY DILUTED BASIS" means an amount equal to the total outstanding number of shares of Common Stock assuming the conversion or exchange of all outstanding shares of securities convertible or exchangeable into Common Stock of the Corporation and the exercise of all warrants, options and other rights (including, without limitation, employee stock options (other than options issued pursuant to the J. L. French Automotive Castings, Inc. 1998 Performance Stock Option Plan)) to purchase shares of Common Stock of the Corporation.

             "STOCKHOLDERS AGREEMENT" means the Amended and Restated Stockholders Agreement, dated as of March 16, 1998, among the Corporation, Windward Capital Associates, LP. ("Windward"), Windward/Park WACI, L.L.C., Windward/Park JLF LLC, Windward/Merchant, L.P., Windward/Merban, L.P., Windward/Northwest, L.P, Windward/Badger WACI, L.L.C., Windward/Badger JLF LLC, CS First Boston Merchant Investments 1995/96, L.P., Charles M. WaIdon and such other persons or entities who or which become parties to such Stockholders Agreement pursuant to the terms thereof, as such agreement may be amended, supplemented or otherwise modified from time to time after the date hereof.

             "WINDWARD GROUP" has the meaning specified in the Stockholders Agreement.

             D. POWERS, PREFERENCES AND RIGHTS OF THE SERIES B PREFERRED STOCK. No shares of Series B Preferred Stock shall be issued except pursuant to the conversion of the Series A Preferred Stock. The powers, preferences and rights of the Series B Preferred Stock, and the qualifications, limitations, or restrictions thereof, are as follows:

                   1. RANK. The Series B Preferred Stock shall, with respect to dividend rights and rights of liquidation, winding up and dissolution, rank (i) on a parity with the Series A Preferred Stock and (ii) senior to any of the Junior Securities.

                   2. DIVIDENDS.

                         (a) The holders of shares of Series B Preferred Stock
will be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative cash dividends at the per share rate of $700 per annum, or $175 per quarter for each of the quarterly periods ending on the last day of March, June, September and December of each year, and no more, payable in arrears on each succeeding April 1, July 1, October 1 and January 1, respectively, commencing on the first dividend payment date after the date of original issue; PROVIDED that: (i) if any such payment date is not a Business Day then such dividend shall be payable on the next Business Day, and (ii) accumulated and unpaid dividends for any prior quarterly period may be paid at any time. Such dividends shall accrue and be cumulative from the date of original issue of each share of Series B Preferred Stock, whether or not there are funds legally available for the payment of dividends on any payment date. Each such dividend shall be paid to the holders of record of the shares of Series B Preferred Stock as they appear on the share register of the Corporation on such record date, not more than 60 days nor less than 10 days preceding the dividend payment date, as shall be fixed by the Board of Directors or a duly authorized committee thereof.

                         (b) If dividends are not paid in full, or declared in
full and sums set apart for the payment thereof, upon the shares of Series B Preferred Stock and Series A Preferred Stock, all dividends declared upon shares of Series B Preferred Stock and shares of Series A Preferred Stock shall be paid or declared pro rata so that in all cases the amount of dividends paid or declared per share on the Series B Preferred Stock and the Series A Preferred Stock shall bear to each other the same ratio that unpaid accumulated dividends per share, including dividends, accrued or in arrears, if any, on the shares of Series B Preferred Stock and the shares of Series A Preferred Stock bear to each other. Unless and until full cumulative dividends on the shares of Series B Preferred Stock in respect of all past quarterly dividend periods have been paid, and the full amount of dividends on the shares of Series B Preferred Stock in respect of the then current quarterly dividend period shall have been or are contemporaneously declared in full and sums set aside for the payment thereof,
(i) no dividends shall be paid or declared and set aside for payment or other distribution made upon any of the Junior Securities, other than in shares of, or warrants or rights to acquire, Junior

Securities; and (ii) no shares of Junior Securities or shares of Series A Preferred Stock shall be redeemed, retired, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Corporation or any subsidiary of the Corporation (except by conversion into or exchange for shares of Junior Securities or pursuant to a Management Repurchase Note delivered in accordance with the provisions of the Stockholders Agreement or an Outside Director/Employee Stockholder Agreement). Holders of shares of Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or shares of capital stock, in excess of full accrued and cumulative dividends as herein provided. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments on the shares of series B Preferred Stock that may be in arrears.

                         (c) Dividends payable on the shares of Series B
Preferred Stock for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

                   3. OPTIONAL REDEMPTION AND MANDATORY REDEMPTION.

                         (a) The shares of Series B Preferred Stock are
redeemable at the option of the Corporation by resolution of its Board of Directors, in whole or from time to time in part, at any time upon giving notice as provided in Section D.3(f) of this Article FOURTH at a redemption price in cash equal to the sum of (A) $10,000 for each share of Series B Preferred Stock called for redemption plus (B) all dividends accrued and unpaid thereon up to the date fixed for redemption, (such price, plus such dividends accrued and unpaid, shall be hereinafter referred to as the"Series B Preferred Redemption Price").

                         (b) The shares of Series B Preferred Stock shall be
redeemed in cash at the Series B Preferred Redemption Price if any of the following events shall occur (such events shall be hereinafter referred to as the "MANDATORY EVENT REDEMPTION DATE"):

                         (i) in the event of the closing of a firm commitment, underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of shares of Common Stock for the account of the Corporation which is an IPO Event; or

                         (ii) any consolidation or merger to which the Corporation is a party other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock or Series B Preferred Stock, or

                         (iii) any sale or conveyance of all or substantially all of the property or business of the Corporation as an entirety (including, in the case of any of the foregoing events, any statutory exchange of securities with another corporation).

                         (c) If a redemption pursuant to this Section D.3(a) or
(b) of this Article FOURTH has not occurred by March 31, 2006 (the "SERIES B PREFERRED MANDATORY REDEMPTION DATE"), the Corporation shall, on the Series B Preferred Mandatory Redemption Date, redeem all shares, of Series B Preferred Stock outstanding at the Series B Preferred Redemption Price. The Series B Preferred Redemption Price shall be payable in cash.

                         (d) If, for any reason, the Corporation shall fail to
discharge its mandatory redemption obligations pursuant to Section D.3(b) or (c) of this Article FOURTH, such purchase obligations shall be discharged as soon as the Corporation is able to discharge such obligations. If and so long as any mandatory redemption obligations with respect to the shares of the Series B Preferred Stock shall not be fully discharged, the Corporation shall not, directly or indirectly:

                         (i) declare or pay any dividend on any Junior Securities or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other Retirement of, or purchase, redeem or retire, any Junior Securities, make any distribution in respect of Junior Securities, either directly or indirectly and whether in cash or property or in obligations or shares of the Corporation (other than in Junior Securities);or

                         (ii) purchase or redeem (except in either case for consideration payable in Junior Securities) any Junior Securities then outstanding (other than pursuant to a Management Repurchase Note delivered in accordance with the provisions of the Stockholders Agreement or an Outside Director/Employee Stockholder Agreement).

             Dividends shall continue to accrue on a cumulative basis with respect to any shares of Series B Preferred Stock subject to a mandatory redemption obligation that has not been discharged by the Corporation pursuant to Section D.3(b) or (c) of this Article FOURTH.

                         (e) If less than all of the outstanding shares of
Series B Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors, and the shares to be redeemed shall be determined pro rata or by lot or in such other manner and subject to such regulations as the Board of Directors in its sole discretion shall prescribe.

                         (f) At least 10 days but not more than 60 days prior to
a Mandatory Event Redemption Date, the Series B Preferred Mandatory Redemption Date or the date fixed for any optional redemption of shares of Series B Preferred Stock (such date for optional redemption together with the Mandatory Event Redemption Date and the Series B Preferred Mandatory Redemption Date, shall be hereinafter referred to as the "SERIES B PREFERRED REDEMPTION DATE"), a written notice shall be mailed to each holder of record of shares of Series B Preferred Stock to be redeemed and each holder of record of shares of Series A Preferred Stock which such shares have automatically been converted into shares of Series B Preferred Stock but which such shares have not yet been issued, in a postage prepaid envelope addressed to such holder at such holder's post office address as shown on the records of the Corporation, notifying such holder of the Mandatory Event Redemption Date, the Series B Preferred Mandatory Redemption Date or the election of the Corporation to redeem such shares, stating the date fixed for redemption thereof, specifying the Series B Preferred Redemption Price, and calling upon such holder to surrender to the Corporation on the Series B Preferred Redemption Date at the place designated in such notice and the certificate or certificates representing the number of shares specified in such notice of redemption. On or after the Series B Preferred Redemption Date, each holder of shares of Series B Preferred Stock to be redeemed and each holder of record of shares of Series A Preferred Stock which such shares have automatically been converted into shares of Series B Preferred Stock, but which such shares have not yet been issued, shall surrender the certificate or certificates for such shares to the Corporation at the place designated in such notice, and against such surrender the Series B Preferred Redemption Price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                         (g) From and after the Series B Preferred Redemption
Date (unless default shall be made by the Corporation in payment in full of the Series B Preferred Redemption Price), all dividends on the shares of Series B Preferred Stock designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the Series B Preferred Redemption Price of such shares (including all accrued and unpaid dividends up to the Series B Preferred Redemption Date) upon the surrender of certificates representing the same, shall cease and terminate, and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation and shall not be deemed to be outstanding for any purpose whatsoever.

                         (h) Shares of Series B Preferred Stock redeemed,
repurchased or retired pursuant to the provisions of this Section D.3 or surrendered to the Corporation upon conversion shall thereupon be retired and may not be reissued.

                   4. VOTING RIGHTS. Except as otherwise provided in Section D. 7 of this Article FOURTH or as required under the DGCL, the holders of shares of Series B Preferred Stock shall not be entitled to vote on any matter submitted to a vote of stockholders of the Corporation. Any vote expressly required by Section D.7 of this Article FOURTH or by the DGCL may be given in person or by proxy, either in writing without a meeting or by vote at any meeting called for such purpose.

                   5.    LIQUIDATION RIGHTS.

                         (a) In the event of any liquidation, dissolution or
winding up of the affairs of the Corporation, whether voluntary or otherwise, the holders of shares of Series B Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, in cash, the amount of $10,000 for each share of Series B Preferred Stock, plus an amount equal to all dividends accrued and unpaid on each such share up to the date fixed for distribution, before any distribution shall be made to the holders of shares of Junior Securities. If upon any liquidation, dissolution or winding up of the Corporation, the assets distributable among the holders of shares of Series B Preferred Stock and shares of Series A Preferred Stock are insufficient to permit the payment in full to the holders of all such shares of all preferential amounts payable to such holders, then the entire assets of the Corporation so distributable shall be distributed ratably among the holders of the shares of Series B Preferred Stock and the shares of Series A Preferred Stock in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

                         (b) The holder of any shares of Series B Preferred
Stock shall not be entitled to receive any payment for such shares under this Section D.5 until such holder shall cause to be delivered to the Corporation (i) the certificate(s) representing such shares and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to surrender such shares to the Corporation free of any adverse interest.

                         (c) After the payment of the full preferential amounts
provided for herein to the holders of shares of Series B Preferred Stock, such holders shall be entitled to no other or further participation in the distribution of the assets of the Corporation.

                   6. The holders of shares of Series B Preferred Stock shall have no right to convert any such shares into shares of Common Stock or any other securities of the Corporation.

                   7. LIMITATIONS. In addition to any other rights provided by applicable law, so long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote, or the written consent as provided by law, of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting separately as a class:

                         (a) create, authorize or issue any class or series of
Preferred Stock or any other class of capital stock ranking either as to payment of dividends or distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with, or having preference or priority over, the Series B Preferred Stock (other than the Series A Preferred Stock); or

                         (b) change the powers, preferences or rights with
respect to the Series B Preferred Stock so as to affect the Series B Preferred Stock adversely; PROVIDED, HOWEVER, any vote which would adversely affect the amount or timing of the payment of the dividends on the Series B Preferred Stock, the amount or timing of the payment of the Series B Redemption Price or any amounts paid pursuant to Section D-5 of this Article FOURTH would require the affirmative vote of the holders of all of the outstanding shares of Series B Preferred Stock; and PROVIDED, FURTHER, (except as otherwise required by applicable law) nothing herein contained shall require such a vote or consent in connection with (i) any increase in the total number of authorized shares of Common Stock, or (ii) the authorization or increase of any class or series of shares ranking, as to dividends and in liquidation, dissolution or winding up of the affairs of the Corporation, junior to the Series B Preferred Stock; PROVIDED that no such vote or written consent of the holders of the shares of Series B Preferred Stock shall be required if, at or prior to the time when the issuance of any such shares ranking on a parity with, or having preference or priority over, the Series B Preferred Stock is to be made or any such change is to take effect, as the case may be, provision is made for the redemption of all the then outstanding shares of Series B Preferred Stock.

                   8. DIVIDEND RECEIVED DEDUCTION. For federal income tax purposes, the Corporation shall report distributions on the Series B Preferred Stock as dividends, to the extent of the Corporation's current and accumulated earnings and profits (as determined for federal income tax purposes). In addition, the Corporation covenants not to take any action voluntarily which could reasonably be expected to cause dividends on the Series B Preferred Stock to fail to be eligible for the dividend received deduction pursuant to Section 243 of the Code.

             FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation, and of its directors and stockholders:

             A. MANAGEMENT OF CORPORATION. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; PROVIDED that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

             B. NUMBER AND ELECTION OF DIRECTORS. The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

             C. SPECIAL VOTING REQUIREMENTS OF BOARD OF DIRECTORS AND COMMITTEE OF THE BOARD OF DIRECTORS. In addition to any requirement under the DGCL, except as specifically provided for in the Stockholders Agreement the approval of the members of the Board of Directors (or any committee of the Board of Directors) that are Windward Nominees (as such term is defined in the Stockholders Agreement) acting by majority vote (or by written consent) is required in order for the Board of Directors (or any committee of the Board of Directors) to take any action or for the Company to take any action for which Board of Directors approval is required. Any committee of the Board of Directors shall include, as a majority of its members, Windward Nominees, unless Windward consents otherwise.

             D. AMENDMENT, ETC. OF THIS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

             E. AMENDMENT OF THE BY-LAWS. In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, change, add to or repeal the By-Laws of the Corporation, subject to any specific limitation on such power contained in any By-Laws adopted by the stockholders.

             F. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders of the Corporation; PROVIDED, THAT, the stockholders of the Corporation may take action, without prior notice (except as provided below) and without a vote, by written consent in lieu of a meeting, to the extent that any such written consent (a) is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted (the "Consenting Holders" and each a "Consenting Holder"), if Windward or its Permitted Transferees (as defined in the Stockholders Agreement) (but only if such signing party is at such time a stockholder of the Corporation entitled to vote on such matter) is a Consenting Holder and (b) is otherwise permitted pursuant to the provisions of the DGCL; PROVIDED, FURTHER, that (i) notice of such action must be given by the Consenting Holder to the other stockholders of the Corporation at least one business day prior to the approval of any such action, and (ii) any such action taken by stockholders by written consent as provided herein shall have the effect as if it had been effected at an annual or special meeting.

             G. MEETINGS OF STOCKHOLDERS; BOOKS OF THE CORPORATION. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

             SIXTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to
Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of the foregoing provision of this Article SIXTH shall not adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification. The provisions of this Article SIXTH shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability as a director that has not been eliminated by the provisions of this Article SIXTH.

             IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation is executed this 16th day of March, 1998.

                               WINDWARD AUTOMOTIVE COMPONENTS
                               INTERNATIONAL INC.


                               By: /s/ James D. Abstrom
                                   ---------------------------

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                     J. L. FRENCH AUTOMOTIVE CASTINGS, INC.

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

              -----------------------------------------------------

              J. L. French Automotive Castings, Inc., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

              FIRST: Article Four of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

                                  ARTICLE FOUR

              The total number of shares of stock which the Corporation has authority to issue is 75,500, consisting of:

              (i) 20,000 shares of Class A Common Stock, par value $0.01 per share (the "CLASS A COMMON");

              (ii) 30,000 shares of Class B common Stock, par value $0.01 per share (the "CLASS B COMMON");

              (iii) 2,000 shares of Class C Common Stock, par value $0.01 per share (the "CLASS C COMMON");

              (iv) 15,000 shares of Class D-1 Common Stock, par value $0.01 per share (the "CLASS D-1 COMMON");

              (v) 7,500 shares of Class D-2 Non-Voting Common Stock, par value $0.01 per share (the "CLASS D-2" COMMON"); and

              (vi) 1,000 shares of Class E Common Stock, par value $0.01 per share (the "CLASS E COMMON").

              The Class D-1 Common and Class D-2 Common are referred to collectively as the "CLASS D COMMON," and the Class A Common, Class B Common, Class C Common, Class D Common and Class E Common and any other common stock issued hereafter are referred to collectively as the "COMMON STOCK." Capitalized terms used but not otherwise defined in this Article Four are defined in Section II.

I.       TERMS APPLICABLE TO THE COMMON STOCK.

              Except as otherwise provided in this Section I or as otherwise required by applicable law, all shares of Class A Common, Class B Common, and Class C Common, Class D Common and Class E Common shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

              Part 1. VOTING RIGHTS.

              Except as otherwise provided in this Section I or as otherwise required by applicable law, all holders of Class A Common, Class B Common, Class C Common, Class D-1 Common and Class E Common shall be entitled to one vote per share on all matters to be voted on by the Corporation's stockholders and the holders of Class D-2 Common shall not be entitled to vote on such matters. The holders of Class A Common, Class B Common, Class C Common, Class D-1 Common and Class E Common shall vote together as a single class.

              Part 2. DISTRIBUTIONS.

              2A. CLASS A COMMON. The holders of Class A Common shall be entitled to receive, as a group, a percentage of all Distributions made to holders of Common Stock, such percentage to be determined by dividing (i) the number of shares of Class A Common outstanding on the record date for the applicable Distribution, by (ii) the number of shares of Common Stock outstanding on the record date for the applicable Distribution. The Distributions to the holders of Class A Common shall be distributed ratably among holders of Class A Common on a per share basis.

              2B.    CLASS B COMMON AND CLASS C COMMON. At the same time as
Distributions are made pursuant to paragraph 2A above, the holders of Class B Common and Class C Common shall be entitled to receive, as a group, a percentage of all Distributions made to holders of Common Stock, such percentage to be determined by dividing (i) the number of outstanding shares of Class B Common and Class C Common on the record date for the applicable Distribution, by (ii) the number of shares of Common Stock outstanding on the record date for the applicable Distribution (the "B/C DISTRIBUTIONS"). The B/C Distributions shall be distributed to the holders of Class B Common and Class C Common in the following priority:

              (i) The holders of Class B Common shall be entitled to receive all B/C Distributions, ratably based upon the aggregate Unreturned Original Cost and Unpaid Yield of the Class B Common held by each such holder, until such time as the holders of Class B Common, as a class, receive Distributions equal to the sum of (A) the aggregate Unreturned Original Cost of the Class B Common and (B) the aggregate Unpaid Yield on the Class B Common. The Distributions made pursuant to this paragraph 2B(i) to holders of the Class B

Common shall first be designated as a payment of Yield on and then as a return of Original Cost of the Class B Common.

              (ii) Following the Distributions described in paragraph 2B(i) above, the holders of Class C Common shall be entitled to receive all B/C Distributions, ratably based upon the aggregate Unreturned Original Cost and Unpaid Yield of the Class C Common held by each such holder, until such time as the holders of Class C Common, as a class, receive Distributions equal to the sum of (A) the aggregate Unreturned Original Cost of the Class C Common and (B) the aggregate Unpaid Yield on the Class C Common. The Distributions made pursuant to this paragraph 2B(ii) to holders of the Class C Common shall first be designated as a payment of Yield on and then as a return of Original Cost of the Class C Common.

              (iii) Following the Distributions described in paragraph 2B(ii) above, and at the same time as Distributions in paragraph 2B(iv) below, the holders of Class B Common shall be entitled to receive, as a class, a percentage of all B/C Distributions, such percentage to be determined by dividing (A) the sum of (x) the aggregate Unreturned Original Cost of Onex Loss Investment Stock and (y) the aggregate Unpaid Yield on Onex Loss Investment Stock, by (B) the sum of (x) the aggregate Unreturned Original Cost of Loss Investment Stock and (y) the aggregate Unpaid Yield on Loss Investment Stock, until such time an the holders of Class B Common receive, as a class, Distributions equal to the excess of (C) the sum of (x) the aggregate Unreturned Original Cost of Onex Loss Investment Stock and (y) the aggregate Unpaid Yield on Onex Loss Investment Stock over (D) the aggregate Disposition Value of Onex Loss Investment Stock. The Distributions made pursuant to this paragraph 2B(iii) to holders of the Class B Common shall be distributed ratably, based upon the number of outstanding shares of Class B Common held by each such holder, and shall be designated first as payment of Yield on and then as a return of Original Cost of the Onex Loss Investment Stock.

              (iv) Following the Distributions described in paragraph 2B(ii) above, and at the same time as Distributions in paragraph 2B(iii) above, the holders of Class C Common shall be entitled to receive, as a class, a percentage of all B/C Distributions, such percentage to be determined by dividing (A) the sum of (x) the aggregate Unreturned Original Cost of J2R Loss Investment Stock and (y) the aggregate Unpaid Yield on J2R Loss Investment Stock, by (B) the sum of (x) the aggregate Unreturned Original Cost of Loss Investment Stock and (y) the aggregate Unpaid Yield on Loss Investment Stock, until such time as the holders of Class C Common receive, as a class, Distributions equal to the excess of (C) the sum of (x) the aggregate Unreturned Original Cost of J2R Loss Investment Stock and (y) the aggregate Unpaid Yield on J2R Loss Investment Stock over (D) the aggregate Disposition Value of J2R Loss Investment Stock. The Distributions made pursuant to this paragraph 2B(iv) to holders of Class C Common shall be distributed ratably, based upon the number of outstanding shares of Class C Common held by each such holder, and shall be designated first as payment of Yield on and then as a return of Original Cost of the J2R Loss Investment Stock.

              (v) Following the Distributions described in paragraph 2B(iii) and 2B(iv) above, the holders of Class C Common shall be entitled to receive all B/C Distributions, ratably based upon the number of shares of Class C Common held by each such holder, until such time as the holders of Class C Common receive, as a class, Distributions equal to 25% of all Distributions made by all Portfolio Companies that were designated (according to the distributing Portfolio Company's Certificate of Incorporation) as payment of Yield on the Class B Common.

              (vi) Following the Distributions described in paragraph 2B(v) above, and at the same time as Distributions in paragraph 2B(vii) below, the holders of Class B Common shall be entitled to receive, as a class, a percentage of all B/C Distributions, such percentage to be determined by dividing (A) the sum of (x) the aggregate Unreturned Original Cost of Onex PLI Stock and (y) the aggregate Unpaid Yield on Onex PLI Stock, by (B) the sum of (x) the aggregate Unreturned Original Cost of PLI Stock and (y) the aggregate Unpaid Yield on PLI Stock, until such time as the holders of Class B Common and Class C Common, as a group, receive Distributions equal to the Shortfall. The Distributions made pursuant to this paragraph 2B(vi) to holders of the Class B Common shall be distributed ratably, based upon the number of outstanding shares of Class B Common held by each such holder, and shall be designated first as a payment of Yield on and then as a return of Original Cost of the Onex PLI Stock.

              (vii) Following the Distributions described in paragraph 2B(v) above, and at the same time as distributions in paragraph 2B(vi) above, the holders of Class C Common shall be entitled to receive, as a class, a percentage of all B/C Distributions, such percentage to be determined by dividing (A) the sum of (x) the aggregate Unreturned Original Cost of J2R PLI Stock and (y) the aggregate Unpaid Yield on J2R PLI Stock, by (B) the sum of (x) the aggregate Unreturned Original Cost of PLI Stock and (y) the aggregate Unpaid Yield on PLI Stock, until such time as the holders of Class B Common and Class C Common, as a group, receive Distributions equal to the Shortfall. The Distributions made pursuant to this paragraph 2B(vii) to holders of the Class C Common shall be distributed ratably, based upon the number of outstanding shares of Class C Common held by each such holder, and shall be designated first as a payment of Yield on and then as a return of Original Cost of the J2R PLI Stock.

              (viii) Following the Distributions described in paragraphs 2B(vi) and 2B(vii) above, (A) the holders of Class B Common shall be entitled to receive 80% of the B/C Distributions ratably, based upon the number of outstanding shares of Class B Common held by each such holder and (B) the holders of Class C Common shall be entitled to receive 20% of the B/C Distributions ratably, based upon the number of outstanding shares of Class C Common held by each such holder.

              2C.    CLASS D COMMON AND CLASS E COMMON. At the same time as
Distributions are made pursuant to paragraph 2A and 2B above, the holders of Class D Common and Class E Common shall be entitled to receive, as a group, a percentage of all Distributions made to holders of Common Stock, such percentage to be determined by dividing (i) the number of outstanding shares of Class D Common and Class E Common on the record date for the applicable Distribution, by (ii) the number of shares of Common Stock outstanding on the record date for the applicable Distribution (the "D/E DISTRIBUTIONS"). The D/E Distributions shall be distributed to the holders of Class D Common and Class E Common in the following priority:

              (i) The holders of Class D Common shall be entitled to receive all D/E Distributions, ratably based upon the aggregate Unpaid Class D/E Yield of the Class D Common held by such holder, until such time as the holders of Class D Common receive, as a group, Distributions equal to the Unpaid Class D/E Yield on Class D Common. The Distributions made pursuant to this paragraph 2C(i) to holders of Class D Common shall be designated as a payment of Class D/E Yield.

              (ii) Following the Distributions described in paragraph 2C(i) above, the holders of Class E Common shall be entitled to receive all D/E Distributions, ratably based upon the aggregate Unpaid Class D/E Yield of the Class E Common held by such holder, until such time as the holders of Class E Common receive, as a class, Distributions equal to the Unpaid Class D/E Yield on Class E Common. The Distributions made pursuant to this paragraph 2C(ii) to holders of Class E Common shall be designated as a payment of class D/E Yield.

              (iii) Following the Distributions described in paragraph 2C(ii) above, the holders of Class D Common shall be entitled to receive all D/E Distributions, ratably based upon the aggregate Unreturned Original D/E Cost of the Class D Common held by such holder, until such time as the holders of Class D Common, as a group, receive Distributions equal to the aggregate Unreturned Original D/E Cost of the Class D Common. The Distributions made pursuant to this paragraph 2C(iii) to holders of the Class D Common shall be designated as a return of Original D/E Cost of the Class D Common.

              (iv) Following the Distributions described in paragraph 2C(iii) above, the holders of Class E Common shall be entitled to receive all D/E Distributions, ratably based upon the aggregate Unreturned Original D/E Cost of the Class E Common held by such holder, until such time as the holders of Class E Common, as a class, receive Distributions equal to the aggregate Unreturned Original D/E Cost of the Class E Common. The Distributions made pursuant to this paragraph 2C(iv) to holders of the Class E Common shall be designated as a return of Original D/E Cost of the Class E Common.

              (v) Following the Distributions described in paragraph 2C(iv) above, the holders of Class E Common shall be entitled to receive all D/E Distributions, ratably based upon the number of shares of Class E Common held by each such holder, until such time as the holders of Class E Common receive, as a class, Distributions equal to 25% of all Distributions that were designated as payment of Class D/E Yield on the Class D Common.

              (vi) Following the Distributions described in paragraph 2C(v) above, (A) the holders of Class D Common shall be entitled to receive 80% of the D/E Distributions ratably, based upon the number of outstanding shares of Class D Common held by each such holder and (B) the holders of Class E Common shall be entitled to receive 20% of the D/E Distributions ratably, based upon the number of outstanding shares of Class E Common held by each such holder.

              Part 3. CONVERSION.

              3A.    CONVERSION OF CLASS D-2 COMMON.

              (i) In connection with the occurrence (or the expected occurrence as described in (iii) below) of any Conversion Event, each holder of Class D-2 Common shall be entitled to convert into an equal number of shares of Class D-1 Common any or all of the shares of such holder's Class D-2 Common being (or expected to be) distributed, disposed of or sold in connection with such Conversion Event.

              (ii) For purposes of this paragraph 3A, a "Conversion Event" shall mean (a) any public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act of 1933 and a public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force), (b) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended (the "1934 Act")) if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors (provided that such sale has been approved by the Corporation's Board of Directors or a committee thereof), (c) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding any Class D-2 Common being converted and disposed or in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors, (d) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Corporation, and (e) a merger, consolidation or similar transaction involving the Corporation if, after such transaction, a person or group of persons (within the meaning of the 1934 Act) in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation's directors (provided that the transaction has been approved by the Corporation's Board of Directors or a committee thereof). For purposes of this paragraph 3A, a "person" shall include any natural person and any corporation, partnership, joint venture, trust, unincorporated organization and any other entity or organization.

              (iii) Each holder of Class D-2 Common shall be entitled to convert shares of Class D-2 Common in connection with any Conversion Event if such holder reasonably believes that such Conversion Event shall be consummated, and a written request for conversion from any holder of Class D-2 Common to the Corporation stating such holder's reasonable belief that a Conversion Event shall occur shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The Corporation shall not cancel the shares of Class D-2 Common so converted before the tenth day following such Conversion Event and shall reserve such shares until such tenth day for reissuance in compliance with the next sentence. If any shares of Class D-2 Common are converted into shares of Class D-1 Common in connection with a Conversion Event and such shares of Class D-1 Common are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of Class D-1 Common shall be promptly converted back into the same number of shares of Class D-2 Common.

              3B.    CONVERSION PROCEDURE.

              (i) Each conversion of shares of Class D-2 Common into shares of Class D-1 Common will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal executive office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Class D-2 Common) at any time during normal business hours, together with a written notice by the holder of the shares represented by such certificate or certificates starting that such holder desires to convert such shares, or a stated number of such shares, into shares of Class D-1 Common and that upon such conversion such holder and its Affiliates will not directly or indirectly own, control or have the power to vote a greater quantity of securities of any kind issued by the Corporation than such holder and its Affiliates are permitted to own, control or have the power to vote under any applicable law, regulation, rule or other requirement of any governmental authority (and such statement will obligate the Corporation to issue such shares of Class D-1 Common). Such conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such written notice has been received, and at such time the rights of the holder of the converted shares of Class D-2 Common as such holder will cease and the person or persons in whose name or names the certificate or certificates for shares of Class D-1 Common are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Class D-1 Common represented thereby.

              (ii) Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions (i) the certificate or certificates for the shares of Class D-1 Common issuable upon such conversion and (ii) a certificate representing any shares of Class D-2 Common which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

              (iii) The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class D-1 Common, solely for the purpose of issue upon the conversion of the Class D-2 Common as provided in this Part 3, such number of shares as shall be issuable upon the conversion of all then outstanding shares of Class D-2 Common (assuming that all such shares are held by persons entitled to convert such shares into shares of Class D-1 Common).

              (iv) The issuance of certificates for shares of Class D-1 Common upon conversion of shares of Class D-2 Common will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and issuance. The Corporation will not close its books against the transfer of its Common Stock in any manner which would interfere with the timely conversion of the Class D-2 Common.

              Part 4.   STOCK SPLITS AND STOCK DIVIDENDS.

              The Corporation shall not in any manner subdivide (by stock split, stock dividend or otherwise), or combine (by stock split, stock dividend or otherwise) the outstanding Common Stock of one class unless the outstanding Common Stock of the other classes shall be proportionately subdivided or combined. All such subdivisions and combinations shall be payable only in Class A Common to the holders of Class A Common, in Class B Common to the holders of Class B Common, in Class C Common to the holders of Class C Common, in Class D-1 Common to the holders of Class D-1 Common, in Class D-2 Common to the holders of Class D-2 Common and in Class E Common to the holders of Class E Common. In no event shall a stock split or stock dividend be designated as a payment of Yield, a payment of Class D/E Yield, a return of Original Cost or a return of Original D/E Cost.

              Part 5.   REGISTRATION OF TRANSFER.

              The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

              Part 6.   REPLACEMENT.

              Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such lose, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

              Part 7.   NOTICES.

              All notices referred to herein shall be in writing, shall be delivered personally, sent by telecopy or mailed by first class mail, postage prepaid, and shall be deemed to have been given when so delivered, sent or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

              Part 8.   AMENDMENT AND WAIVER.

              No amendment or waiver of any provision of this Section I shall be effective without the prior written consent of the holders of a majority of the then outstanding shares of the Class A Common, Class B Common, Class C Common, Class D Common and Class E Common each voting as a separate class; provided that any provisions of part 2B of this Section I and any definitions in Section II applicable thereto may be amended or waived with the prior consent of both the holders of a majority of the then outstanding shares of Class B Common and the holders of a majority of the then outstanding shares of Class C Common each voting as a separate class and that any provisions of part 2C of this Section I; provided, further, that any provisions of Part 2C of this Section I and any definitions in Section II applicable thereto may be amended or waived with the prior consent of both the holders of a majority of the then outstanding shares of Class D Common and the holders of a majority of the then outstanding shares of Class E Common each voting as a separate class.

II.      DEFINITIONS.

              "AFFILIATE" means, with respect to any Person, any individual, corporation, partnership or other entity which, directly or indirectly, controls, or is controlled by or is under common control with such Person or any of its Subsidiaries.

              "CLASS D/E YIELD" means a yield on each share of Class D Common and Class E Common that will accrue and accumulate at the rate of 20.0% per annum of the Unreturned Original D/E Cost thereof, which yield shall accumulate and compound if not paid at least annually. In computing the amount of Class D/E Yield accrued in respect of a fractional year, such amount shall be computed on the basis of a 365 day year and actual number of days elapsed.

              "CO-INVESTMENT AGREEMENT" means that certain Co-Investment Agreement, dated as of March 30, 1990, between Onex TMB Investments Inc., an Ontario corporation (and together with its affiliates (as defined in the Co-Investment Agreement) and successors, "Onex"), and J2R Corporation, a Delaware corporation (and together with its affiliates (as defined in the Co-Investment Agreement) and successors, "J2R"), as amended from time to time.

              "DISPOSITION VALUE" of any share of any Loss Investment means an amount equal to (a) the amount realized on disposition of such share in connection with the disposition by Onex of the Onex Loss Investment Stock of the issuer of such share or (b) if no amount is realized on such share in connection with such disposition, the fair market value (as determined in good faith by the Board of Directors of the Corporation) of such share on its Loss Investment Date. The Disposition Value of any share shall not exceed its Unpaid Yield and Unreturned Original Cost.

              "DISTRIBUTION" means each distribution made by the Corporation to holders of Common Stock, whether in cash, property, or securities of the Corporation and whether by dividend, liquidating distributions or otherwise; provided that neither of the following shall be a Distribution: (a) any redemption or repurchase by the Corporation of any shares of Common Stock for any reason or (b) any recapitalization or exchange of any shares of Common Stock, or any subdivision (by stock split, stock dividend or otherwise) or any combination (by stock split, stock dividend or otherwise) of any outstanding shares of Common Stock.

              "J2R LOSS INVESTMENT STOCK" means any common stock originally issued by any Loss Investment to J2R or its Affiliates that has rights and preferences substantially similar to those of the Class C Common.

              "J2R PLI STOCK" means any common stock originally issued by any Potential Loss Investment to J2R or its Affiliates that has rights and preferences substantially similar to those of the Class C Common.

              "LOSS INVESTMENT" means any Portfolio Company designated as a Loss Investment by Onex in accordance with the terms set forth in the Co-Investment Agreement.

              "LOSS INVESTMENT DATE" as to any share of common stock means the date on which the issuer of such share is designated as a Loss investment by Onex, in accordance with the terms set forth in the Co-Investment Agreement.

              "LOSS INVESTMENT STOCK" means any Onex Loss Investment Stock or J2R Loss Investment Stock.

              "ONEX LOSS INVESTMENT STOCK" means any common stock originally issued by any Loss Investment to Onex or its Affiliates that has rights and preferences substantially similar to those of the Class B Common.

              "ONEX PLI STOCK" means any common stock originally issued by any Potential Loss Investment to Onex or its Affiliates that has rights and preferences substantially similar to those of the Class B Common.

              "ORIGINAL COST" of any share of any class of common stock of any Portfolio Company as of any particular date will be equal to the amount of cash originally paid for such shares when they were issued.

              "ORIGINAL D/E COST" of any share of the Class D Common and the Class E Common of the Corporation as of any particular date will be equal to the amount of cash originally paid for such shares when they were issued.

              "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a limited liability company and a governmental entity or any department, agency or political subdivision thereof.

              "PORTFOLIO COMPANY" means a Person that has issued Securities that were originally owned by Onex or its Affiliates and J2R or its Affiliates pursuant to the Co-Investment Agreement.

              "POTENTIAL LOSS INVESTMENT" means any Portfolio Company designated as a Potential Loss Investment by Onex in accordance with the terms set forth in the Co-Investment Agreement.

              "PLI STOCK" means any Onex PLI Stock or J2R PLI Stock.

              "SECURITIES" shall mean "securities" as defined in section 2(1) of the Securities Act of 1933, as amended.

              "SHORTFALL" means an amount equal to the excess, if any of (a) the sum of (i) the Unreturned Original Cost of such stock and (ii) the Unpaid Yield on such stock over (b) the aggregate fair market value of PLI Stock as determined in accordance with the Co-Investment Agreement.

              "SUBSIDIARY" shall mean with respect to any Person, any corporation of which the shares of stock having a majority of the general voting power in electing the board of directors are, at the time as of which any determination in being made, owned by such Person either directly or indirectly through Subsidiaries.

              "UNPAID CLASS D/E YIELD" of any share of Class D Common and Class E Common means an amount equal to the excess, if any, of (a) the aggregate Class D/E Yield accrued and accumulated on such share over (b) the aggregate amount of Distributions made by the Corporation that are designated as payment of Class D/E Yield on such share.

              "UNPAID YIELD" of any share of common stock of any Portfolio Company means an amount equal to the excess, if any, of (a) the aggregate Yield accrued and accumulated on such share over (b) the aggregate amount of distributions made by all Portfolio Companies that are designated (according to the distributing Portfolio Company's Certificate of Incorporation) as payment of Yield on such share. In no event shall any amount paid to a stockholder in exchange for or with respect to the stock of a Portfolio Company be treated as payment of Unpaid Yield (other than a distribution made by such Portfolio Company or a distribution made by another Portfolio Company with respect to the stock of such Portfolio Company).

              "UNRETURNED ORIGINAL COST" of any share of common stock of any Portfolio Company means an amount equal to the excess, if any, of (a) the Original Cost of such share over (b) the aggregate amount of distributions made by all Portfolio Companies that are designated (according to the distributing Portfolio Company's Certificate of Incorporation) as a return of Original Cost of such share. In no event shall any amount paid to a stockholder in exchange for or with respect to the stock of a Portfolio Company be treated as payment of Unreturned Original Cost (other than a distribution made by such Portfolio Company or by another Portfolio Company with respect to the stock of such Portfolio Company).

              "UNRETURNED ORIGINAL D/E COST" of any share of Class D Common and Class E Common means an amount equal to the excess, if any, of (a) the Original D/E Cost of such share over (b) the aggregate amount of Distributions made by the Corporation that are designated as a return of Original D/E Cost of such share.

              "YIELD" means a yield on each share of common stock of any Portfolio Company that will accrue and accumulate at the rate of 20.0% per annum of the Unreturned Original Cost thereof, which yield shall accumulate and compound if not paid at least annually; provided however, that the Yield on any share shall cease accruing, accumulating and compounding on the Loss Investment Date of such share. In computing the amount of Yield accrued in respect of a fractional year, such amount shall be computed on the basis of a 365 day year and actual number of days elapsed.

              SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

              IN WITNESS WHEREOF, J. L. French Automotive Castings, Inc. has caused this Certificate to be duly executed in its corporate name this 21st day of April, 1999.

                                      J. L. French Automotive Castings, Inc.

                                      By:  /s/ Thomas C. Dinolfo
                                         ---------------------------------
                                      Name:   Thomas C. Dinolfo
                                      Title:  Treasurer & CFO

                   CERTIFICATE OF CORRECTION FILED TO CORRECT
     A CERTAIN ERROR IN THE CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF
                                INCORPORATION OF
                      J.L. FRENCH AUTOMOTIVE CASTINGS, INC.
            FILED IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE
                                ON APRIL 21, 1999


       J.L. French Automotive Castings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

       DOES HEREBY CERTIFY:

       1.     The name of the corporation is J.L. French Automotive Castings,
              Inc.

       2. That a Certificate of Amendment to the Certificate of Incorporation was filed by the Secretary of State of Delaware on April 21, 1999 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

       3. The inaccuracy or defect of said Certificate to be corrected is as follows:

              a. The total number of shares of stock which the Corporation has authority to issue was incorrectly listed in the first sentence of Article Four. The total number of shares of stock which the Corporation has authority to issue should be listed as 82,500.

              b. The amount of authorized Class C Common Stock and Class E Common Stock was incorrectly listed in the first sentence of Article Four. The amount of authorized Class C Common Stock should be listed as 6,000 shares and the amount of authorized Class E Common Stock should be listed as 4,000 shares.


       4. The first sentence of Article Four of the Certificate of Amendment to the Certificate of Incorporation is corrected to read as follows:


                                  ARTICLE FOUR


              The total number of shares of stock which the Corporation has authority to issue is 82,500, consisting of:

              (i) 20,000 shares of Class A Common Stock, par value $0.01 per share (the "CLASS A COMMON");


              (ii) 30,000 shares of Class B Common Stock, par value $0.01 per share (the "CLASS B COMMON");


              (iii) 6,000 shares of Class C Common Stock, par value $0.01 per share (the "CLASS C COMMON");


              (iv) 15,000 shares of Class D-1 Common Stock, par value $0.01 per share (the "CLASS D-1 COMMON");


              (v) 7,500 shares of Class D-2 Non-Voting Common Stock, par value $0.01 per share (the "CLASS D-2 COMMON"); and


              (vi) 4,000 shares of Class E Common Stock, par value $0.01 per share (the "CLASS E COMMON").


                                      * * * * *

       IN WITNESS WHEREOF, said Carl E. Nelson, its Vice President and Secretary, has executed this Certificate of Correction on this 20th day of May, 1999.

                                   J.L. French Automotive Castings, Inc.


                                   By
                                     ------------------------------------
                                   /s/ Carl E. Nelson, Vice President &
                                        Secretary

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION

                                       OF

                      J.L. FRENCH AUTOMOTIVE CASTINGS, INC.

                                 *   *   *   *
        ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF Section 242 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                                 *   *   *   *


              Charles Waldon, being the President of J.L. French Automotive Castings, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

              FIRST: The Board of Directors of the Corporation adopted the resolution set forth below proposing an amendment to the Certificate of Incorporation of the Corporation (the "Amendment") and directed that the Amendment be submitted to the holders of the issued and outstanding shares of Common Stock of the Corporation entitled to vote thereon for their consideration and approval:

              RESOLVED, that the Certificate of Incorporation of the Corporation be, and hereby is, amended in accordance with Section 242 of the General Corporation Law of the State of Delaware by replacing the first two paragraphs of ARTICLE FOUR in respect of the authorized capital stock of the Corporation and substituting therefor the paragraphs as set forth on EXHIBIT A attached hereto and made a part hereof; it being understood that Sections I and II of ARTICLE FOUR shall be unaffected by this amendment.


              SECOND: The Amendment was duly adopted in accordance with Section 228 and Section 242 of the General Corporation Law of the State of Delaware by the sole holders of the issued and outstanding shares of the Common Stock of the Corporation entitled to vote thereon.

              IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 14th day of October, 1999.

                                   J.L. FRENCH AUTOMOTIVE
                                   CASTINGS INC.,a Delaware corporation


                                   By:
                                      -----------------------------
                                        /s/ Charles Waldon
                                        President

                                    EXHIBIT A


                                  ARTICLE FOUR

                     The total number of shares of stock which the Corporation has authority to issue is 120,000 consisting of:

              (i) 20,000 shares of Class A Common Stock, par value $0.01 per share (the "CLASS A- COMMON");

              (ii) 30,000 shares of Class B Common Stock, par value $0.01 per share (the "CLASS B COMMON");

              (iii) 20,000 shares of Class C Common Stock, par value $0.01 per share (the "CLASS C COMMON");

              (iv) 15,000 shares of Class D-1 Common Stock, par value $0.01 per share (the "CLASS D-1 COMMON");

              (v) 15,000 shares of Class D-2 Common Stock, par value $0.01 per share (the "CLASS D-2 COMMON"); and

              (vi) 20,000 shares of Class E Common Stock, par value $0.01 per share (the "CLASS E COMMON").

               The Class D-1 Common and Class D-2 Common are referred to collectively as the "CLASS D COMMON" and the Class A Common, Class B Common, Class C Common, the Class D Common and Class E Common and any other common stock issued hereafter are referred to collectively as the "Common Stock." Capitalized terms used but not otherwise defined in this Article Four are defined in Section II.